EXHIBIT 1.01

Brady Corporation
Conflict Minerals Report
For the year ended December 31, 2025

I.Introduction

This report has been prepared by management of Brady Corporation (hereinafter referred to as “Brady,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended, for the reporting period January 1 to December 31, 2025. The report discusses efforts undertaken by Brady to determine whether our products contain cassiterite, columbite-tantalite, gold, wolframite, or other derivatives, which are limited to metallic forms of tin, tantalum, tungsten and gold (collectively, “3TG Minerals”), and further, to determine whether any such materials directly or indirectly fund or benefit armed groups in the Democratic Republic of the Congo or any adjacent countries (“Covered Countries”). The scope of the reasonable country of origin inquiry (“RCOI”) and due diligence efforts discussed includes products both sourced directly by, and manufactured for Brady in calendar year 2025.

The statements below are based on the activities performed to date in good faith by Brady and are based on information available at the time of this filing.

Brady manufactures, or contracts to manufacture, products that contain materials or components that use 3TG Minerals. Due to the depth of its supply chain, Brady is far removed from the sources of ore from which these metals are produced and the smelters/refiners that process them. We do not purchase raw ore or unrefined minerals and conduct no purchasing activities directly in the Covered Countries. The efforts undertaken by Brady to identify the country(ies) of origin of those ores reflect our circumstances and position in the supply chain, which is multiple steps removed from the smelter or mine. The information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to Brady.

II.Reasonable Country of Origin Inquiry

Our 2025 RCOI began with identifying the products we manufacture or contract to manufacture that have a possibility of containing 3TG Minerals, or where 3TG Minerals are required for the functionality or production of such products. In 2025, Brady expanded the scope of the review of its product lines by evaluating new products and their material suppliers during the filing year, and where there was uncertainty about whether a particular product potentially contained 3TG Minerals, it was included in the 2025 inquiries. The potential suppliers of the 3TG Minerals that may be contained in such products were determined to be “in scope.” The exact nature of the parts and materials identified in our products that may contain 3TG Minerals ranged over a broad spectrum of items, but were heavily concentrated in electronics and workplace safety products.

Brady conducted its RCOI of those suppliers deemed in scope, using the Conflict Materials Reporting Template (CMRT), which is the Responsible Minerals Initiative (RMI) reporting template. The supplier responses received were reviewed for completeness and consistency. We also verified “No 3TG content declarations” on a random basis to provide additional assurance of the claims made by suppliers. In certain other instances, suppliers were required to provide clarifications or additional detail where responses were incomplete or in need of explanation. Our RCOI process included an escalation procedure seeking information from non-responsive suppliers resulting in 100% in-scope supplier responses.

For 2025, 303 unique smelters were identified as potentially being part of our supply chain. In addition, Brady undertook due diligence on the identified smelters to determine their status regarding 3TG Minerals.

As such, we believe our RCOI process was reasonably designed and performed in good faith.

III.Design of Due Diligence Measures

Brady designed its 3TG Minerals compliance procedures based on, and in conformity with, the five-step framework the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, and related supplements on tin, tungsten, tantalum, and the supplement on gold, as these relate to our position in the supply chain as a downstream user.

Step 1: Maintain strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Support independent third-party audits of smelter/refiner's due diligence practices
Step 5: Report annually on supply chain due diligence

Due Diligence Measures Performed by Brady Corporation
The following are the due diligence measures performed by Brady with respect to the reporting year:

•Step 1-Maintain strong company management systems

▪Brady maintains an internal conflict minerals team involving sourcing and global product compliance staff. The focus of this team is to implement our Conflict Minerals program and ensure compliance.
▪Brady maintains a Conflict Minerals Policy, which is available on our company website (see link below) in addition to our due diligence process for assessing the chain of custody of 3TG Minerals.
https://www.bradyid.com/corporate/supplier-information
▪Internal engagement – Brady conducted internal training to educate relevant employees in our conflict minerals program including reporting obligations.
▪Supplier engagement – Brady communicated the requirements of the conflict minerals rule to its suppliers regarding 3TG Minerals.
▪The conflict minerals team reports on our conflict minerals program to relevant business leaders and to Brady’s head of Global Compliance.
▪We maintain a mechanism to enable the reporting of and response to any customer facing questions related to conflict minerals and other supply chain matters.
▪We retain conflict minerals program documentation in accordance with the Company’s existing corporate retention policy and procedures.

•Step 2-Identify and assess risk in the supply chain

▪The conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the reporting year 2025 to identify products that may be in scope of the rule.
▪Brady identified the direct suppliers of products or components that may contain 3TG Minerals.
▪Brady conducted supply chain surveys of the in-scope suppliers using the industry-developed CMRT and requested that suppliers conduct their own 3TG Mineral inquiries to identify smelters and refineries as well as the country of origin of 3TG Minerals in products that are supplied to Brady.
▪We followed up with non-responding direct suppliers and also worked to clarify and validate the responses from the suppliers.
▪We compared smelter listings supplied by responding suppliers with the RMI list of validated conflict free and verified facilities. Further smelter confirmation was conducted using a commercially available smelter verification service.

•Step 3-Design and implement a strategy to respond to identified risks

▪Brady has a risk management plan that addresses known issues with suppliers that do not meet the requirements of Brady’s corporate sourcing policy.
▪The conflict minerals team reports to relevant business leaders and the head of Global Compliance on the status of direct supplier responses.

•Step 4-Support independent third-party audits of smelter/refiners' due diligence practices

▪Brady relies on RMI’s published lists of smelters and refiners that have been audited by various industry groups. Brady is many steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we do not conduct any purchasing activities in the Covered Countries.
▪We supported the development and implementation of independent third-party audits of smelters/refiners through our Conflict Minerals Policy and procurement practices, which encourage suppliers to purchase materials from audited smelters/refiners.

•Step 5-Report annually on supply chain due diligence

▪Brady has publicly communicated its Conflict Minerals Policy on our company website.

https://www.bradyid.com/corporate/supplier-information

▪Brady’s Form SD and Conflict Minerals Report were filed with the SEC and are also available on our company website.

https://www.bradyid.com/corporate/supplier-information

Results of the Due Diligence Measures

Brady’s due diligence on the source and chain of custody of necessary 3TG Minerals contained in its products revealed that a majority of smelters identified in our supply chain are either conformant or low risk. However, not all smelters in global mineral supply chains have been audited or re-audited yet. In addition, the compliance or operational status of certain smelters/refiners may have changed since December 31, 2025. Brady is working with its suppliers to ensure that all the smelters in its supply chain comply with the requirements of the rule. Additional due diligence is on-going, since most suppliers provided a company-level and not product-level declaration.

Exclusion of Acquired Entities

During the fiscal year ended July 31, 2025, Brady completed the acquisitions of three companies: Gravotech Holding (“Gravotech”) on August 1, 2024, American Barcode and RFID Incorporated (“AB&R”) on October 1, 2024 and the Microfluidic Solutions business unit of Funai Electric Co., Ltd. (“Microfluidic Solutions”) on April 1, 2025. Pursuant to Instruction 3 to Item 1.01 of Form SD, products manufactured or contracted to be manufactured by Gravotech, AB&R and Microfluidic Solutions are excluded from the specialized disclosure report for this reporting period.

Brady will include the required conflict minerals information for Gravotech, AB&R and Microfluidic Solutions in its specialized disclosure report for the calendar year 2026.

IV.Product Description; Processing Facilities

The scope of our inquiry covered the following products, which we believe are the most likely to contain metallic forms of 3TG Minerals:

•Inkjet and thermal transfer printers—both handheld and desktop models—containing electronic parts;
•Labels and tapes for thermal transfer printing, some of which are in cassettes containing electronic parts;
•Preprinted labels and tapes, some with external coating, pipe and wire markers, and metal asset tags;
•Electronic devices including barcode scanners, barcode readers, and RFID devices;
•Safety signs and traffic signs;
•Pads for medical applications and sorbent materials for environmental clean-up;
•Lock-out / tag-out devices;
•Visitor identification badges, badge holders and lanyards, and wristbands; and

•Die-cut materials for the telecommunications industry, primarily plastics and polyester foams.

Brady also sells products that are purchased “as is” from manufacturers and not manufactured, or contracted to be manufactured, or whose design and bill of materials is not influenced in any way by Brady. These include traffic cones and barriers, barrier and perimeter tapes, and certain lock-out/tag-out devices. Brady also develops software for products that is factory-installed or downloadable. None of the foregoing products fall within the scope of this report.

The smelting and refining facilities used to process the 3TG Minerals that were identified by our suppliers are listed in Appendix 1 and the potential countries of origin of the 3TG Minerals are listed in Appendix 2 to this Conflict Minerals Report.

V.Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements regarding 3TG Minerals to our direct suppliers, as a part of our supplier compliance program. Brady has incorporated detailed discussions of conflict minerals in our supplier manual, which is distributed to all suppliers, and in our specifications for all new parts. We also include conflict minerals information in discussions with our suppliers, including discussions regarding relevant policies, procedures and practices. We will continue to monitor changes in circumstances that may impact the facts or our determination regarding the source of our 3TG Minerals. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make further inquiries to our direct suppliers with the goals of assessing our supply chain, including existing and new suppliers, and improving our understanding of each 3TG Mineral supply chain. In addition, we will continue to monitor the smelters in our supply chain that are currently participating in audit programs for their “conflict-free” status.

VI.Independent Private Sector Audit

Pursuant to SEC rules and related guidance, an independent private sector audit was not required for Brady’s Conflict Minerals Report for calendar year 2025.

Appendix 1

Smelters/Refiners Identified by Suppliers Identified in Brady’s Supply Chain

Metal	Standard Smelter Name	Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Dowa	JAPAN	CID000401
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Albino Mountinho Lda.	PORTUGAL	CID002760
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Attero Recycling Pvt Ltd	INDIA	CID004697
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG, Hamburg	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN	CID000157
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	Glencore Canada Corporation - CCR Refinery	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Dongwu Gold Group	CHINA	CID003663

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	MD Overseas	INDIA	CID003548
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	CID005014
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Naoshima Smelter & Refinery	JAPAN	CID005396
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	CID003690
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546

Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WEEEREFINING	FRANCE	CID003615
Gold	Gold Corporation - The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Southwest Copper Branch	CHINA	CID000197
Tantalum	5D Production OU	ESTONIA	CID003926
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet OU	ESTONIA	CID001200
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Conecsus LLC	UNITED STATES OF AMERICA	CID003504
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486

Tin	CRM Synergies EMEA, S.L.U.	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Minsur	PERU	CID001182
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	CID004796
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438
Tungsten	S.P.T. spol.s r.o.	CZECHIA	CID005068
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Geo Enterprise	GEORGIA	CID005373
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID005012
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIETNAM	CID004619
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM	CID004034
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF	CID005248
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662

Appendix 2

Countries of Origin*

Australia	Myanmar
Benin	Namibia
Bolivia	Nicaragua
Brazil	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Colombia	Portugal
Congo, Democratic Republic of the	Rwanda
Ethiopia	Sierra Leone
France	South Africa
Germany	Spain
Guyana	Sweden
India	Tanzania
Indonesia	Thailand
Japan	Uganda
Laos	United Kingdom
Liberia	United States of America
Madagascar	Uzbekistan
Malaysia	Vietnam
Mongolia	Zambia
Mozambique	Zimbabwe

*The information provided in this list is based on supplier declarations. However, Brady is many steps removed from the mines and smelters, there are many tiers of suppliers in our supply chain, and there is uncertainty as to whether ore from these countries would be present in our supply chain. Brady continues to work with our suppliers, and use publicly available information as well as commercially available services to take corrective actions as needed to further improve our due diligence as it relates to supply chain transparency.